EXHIBIT 11

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                   STIRLING COOKE BROWN HOLDINGS LIMITED

      STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER ORDINARY SHARE

  (Expressed in thousands of United States Dollars, except per share data)



                                                        As of or for the        As of or for the
                                                       three months ended       nine months ended
                                                          September 30            September 30
                                                       1998       1999          1998       1999
                                                    ---------- ----------    ---------- ----------

Net Income (Loss)............................      $   4,129   ($  2,572)     $   12,141   $   2,037
                                                   =========   =========      ==========   =========

BASIC
Number of Shares:
Weighted average number of ordinary shares
  outstanding................................      9,863,372   9,863,372       9,863,372   9,863,372
Weighted average treasury shares held........        (40,000)   (443,400)        (40,000)   (362,666)
                                                   ---------   ---------       ---------   ---------
                                                   9,823,372   9,419,972       9,823,372   9,500,706
                                                   =========   =========      ==========   =========
Net income (loss) per share..................      $    0.42   ($   0.27)     $     1.24   $    0.21
                                                   =========   =========      ==========   =========

DILUTED
Number of shares:
Weighted average number of ordinary shares
  outstanding................................      9,863,372   9,863,372      9,863,372    9,863,372
Weighted average treasury shares held........        (40,000)   (443,400)       (40,000)  (  362,666)
Incremental shares of outstanding stock
  options....................................             --          --         34,744           --
                                                   ---------   ---------       ---------   ---------
                                                   9,823,372   9,419,972      9,858,116    9,500,706
                                                   =========   =========      ==========   =========
Net income (loss) per share
  assuming dilution..........................      $    0.42  ($   0.27)      $    1.23    $    0.21
                                                   =========   =========      ==========   =========
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